                                                                   EXHIBIT 10.15

                                  OEM AGREEMENT

       [Certain information designated by an asterisk has been omitted and filed separately with the Commission. Confidential treatment has been requested for the omitted portions.]


         This OEM Agreement (hereinafter, this "Agreement") is made and entered into as of this 25th day of September, 1996 (hereinafter, the "Effective Date"), by and between Cimetrix Incorporated, a Nevada corporation, with its principal offices at 2222 South 950 East, Provo, Utah 84606 (hereinafter "Cimetrix") and Fuji Machine Mfg. Co., Ltd. a Japanese corporation, with its principal offices at 19 Chausuyama, Yamamachi, Chiryu, Aichi Pref.472, Japan (hereinafter "Fuji Machine").

                                    RECITALS

         A. Cimetrix is the developer and sole owner of certain proprietary simulation and mechanism control software for the control of automation equipment and industrial machines, known and trademarked under the name of CIMControl (hereinafter the "Licensed Software").

         B. Fuji Machine manufactures machines for the electronics industry and desires to use the Licensed Software in connection and combination with its robots and machines more particularly described in Exhibit A hereto (the "Fuji Machine Products").

         Now, therefore, in consideration of the promises contained in this Agreement, the parties agree as follows:

1.       DEFINITION OF TERMS

         (a) Bundled Products means Fuji Machine Products that are combined with a copy of the Licensed Software.
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         (b)      Customer means any end user of any Bundled Products to whom
Fuji Machine sublicenses an executable copy of the Licensed Software for use on such Fuji Machine Products.

         (c)      Documentation means the user manuals for the Licensed
Software.

         (d) Enhancements means modifications or improvements to the Licensed Software, or new extensions or components of the Licensed Product made by Cimetrix.

         (e) Fuji Applications means the graphical user interface screens created by Cimetrix or Fuji Machine 'to integrate the Licensed Software with Fuji Products.

         (f) Fuji Enhancements means modifications or improvements to the Licensed Software, or new extensions or components of the Licensed Product made by Fuji or made by Cimetrix specifically for Fuji and paid for by Fuji.

         (g) Licensed Software means any copy of the object or executable code version of the proprietary computer software known as CIMControl software, which includes CIMServer (CIMControl version), CIMTools and the CODE API, and/or any copy of the object or executable code version of the proprietary computer software known as GEM Manager (run time version).

         (h) Number of Copies means the number of Fuji Machine Products that contain a copy of the Licensed Software. In the event a single Fuji Machine product is sold with multiple copies of CIMControl software, the multiple copies shall be counted, for purposes of Paragraph 4(a) below, as a single copy of CIMControl software.

         (i) Sublicense Agreement means a contract between Fuji Machine and a Customer whereby the Customer is granted the right to use all or part of an object or executable code version of the Licensed Software.




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
2.       GRANT OF LICENSE

         (a) Cimetrix hereby grants to Fuji Machine a non-transferable, nonexclusive license to use and copy the Licensed Software and Documentation solely for use in combination with the Bundled Products.

         (b) Cimetrix grants Fuji Machine a non-exclusive, non-transferable license to sublicense Customers to use an object or executable version of the Licensed Software and to use the Documentation, provided that the Licensed Software is incorporated as part of a Bundled Product, defined in Paragraph 1(a).

         (c) Fuji Machine agrees to require its distributors and dealers to comply with the relevant provisions in this Agreement, and to take all action necessary to ensure compliance by its dealers and distributors with the relevant terms of this Agreement.

         (d) Cimetrix reserves all rights to the Licensed Software not expressly granted to Fuji Machine in this Agreement. Without limiting the generality of the foregoing, Cimetrix reserves the unrestricted right to market, distribute, sell and license the Licensed Software in Japan and the rest of the world, including without limitation, to or through other original equipment manufacturers, value-added resellers, distributors, dealers, resellers and end users. However, notwithstanding the aforesaid, Cimetrix agrees: (1) not to provide any Fuji Machine specific software, such as the Fuji Applications and the Fuji Enhancements, to any other party without Fuji Machines specific prior written consent; ***

         (e) Within thirty (30) days of a written request by Fuji Machine, Cimetrix will deliver to Fuji Machine reproducible master copies of the Licensed Software and Documentation. Cimetrix reserves the right to update or revise the content and performance of the Licensed Software from time to time.

3.       TERM OF AGREEMENT

         The term of this Agreement shall commence on the effective date hereof and extend for a period of five years. This Agreement shall automatically be renewed for subsequent five-year periods unless either party, within ninety (90) days prior the expiration of the original or any renewal term, gives written notice to the other party that




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
it does not desire to renew this Agreement. The terms and conditions applicable to the initial period of this Agreement shall continue for the succeeding renewal period unless changed by the mutual agreement of the parties.

4.       PRICING AND PAYMENT TERMS

         (a) Fuji Machine agrees to make an initial purchase of *** copies of CIMControl Software for *** per copy. Cimetrix will include, at no additional charge, *** copies of Lynx OS runtime software (VME or PC), documentation not included. Thereafter, Cimetrix agrees to charge Fuji Machine a sum not to exceed *** per copy for each additional copy of Lynx OS runtime software. Fuji Machine shall make a prepayment of *** at the time that this Agreement is executed by both parties, and shall thereafter pay *** for each of the next *** copies of CIMControl Software sold by Fuji Machine. Thereafter, Fuji Machine may purchase additional copies of CIMControl for *** per copy. Fuji Machine shall also have the right to purchase copies of Cimetrix's GEM Manager software product, runtime version, for *** per copy. Payment shall be made within 45 days after the completion of each month that Bundled Products are sold. For example, for Bundled Products sold by Fuji Machine during the month of March, payment shall be due by May 15.

         (b) Any payments not received when due shall be subject to a service charge of one percent (1) per month.

         (c) Except for Cimetrix's income tax liability, Fuji Machine agrees to pay any and all sales, use, value-added, withholding, excise and similar taxes on payments under this Agreement.

         (d) Records and Audits. Fuji Machine shall send with each monthly payment a statement certifying the number of Bundled Products sold, the type of Bundled Product sold, the identity of each Customer that purchased a Bundled Product, and the amount remitted to Cimetrix. Fuji Machine shall maintain accurate records relating to the copying, distribution, and sublicensing of the Licensed Software so as to establish the payments due to Cimetrix hereunder, to identify all Sublicenses, and to otherwise verify Fuji Machine's compliance with the terms of this Agreement. Such books and records shall be available at Fuji Machine's principal place of business in Japan for inspection by an independent auditor chosen and paid for by Cimetrix for determining whether the correct Sublicense Fees have been paid and Fuji Machine has otherwise complied with the terms of this Agreement. Fuji Machine shall immediately pay any overdue payments revealed by such audit(s). Except as set forth below, such audit(s) may be conducted no more than once in any twelve (12) month period. Cimetrix shall bear the costs of the audit; provided, however, if the audit reveals overdue payments in excess of five percent (5%) of the payments owed for any six
(6) month period, Fuji Machine shall pay the costs of such audit(s) and Cimetrix shall have the right to conduct another audit during the same twelve (12) month period. All information obtained by Cimetrix (or its independent third party representative) during any such audit shall be treated as Confidential Information in accordance with Section 13 below.

         (e) Cimetrix agrees to provide Fuji Machine with its best OEM pricing terms, for comparable Cimetrix OEM customers for all of its software and hardware products, during the term of this Agreement.

5.       FUJI MACHINE'S RESPONSIBILITIES

         (a) Fuji Machine, at its own expense, will be responsible for installing the Licensed Software as part of the Bundled Product.

         (b) Fuji Machine agrees to submit to Cimetrix for review a written summary describing the manner in which the Licensed Software is incorporated into each separate Bundled Product and describing the operation of the Bundled Product. Cimetrix agrees to keep all such summaries confidential.

         (c) Fuji Machine agrees not to decompile, disassemble or otherwise reverse engineer or modify the Licensed Software in any way without the prior written consent Cimetrix, which may be withheld in its sole discretion.

         (d) Fuji Machine agrees not to directly or indirectly sell the Bundled Products to any country prohibited by the export control laws of the United States Government without authorization of Cimetrix or the United States Government.

         (e) During the term of this Agreement, and for three years thereafter, Fuji Machine agrees that it will not engage in the business of developing, promoting, marketing, or licensing any computer software that directly competes with the Licensed Software. Notwithstanding the aforesaid, Fuji Machine shall have the right to,




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
at any time, independently create software for use with its own machines, whether for internal purposes or for resale, which right shall include licensing other third party software for use with Fuji Machine's products, whether for internal purposes or for resale.

6.       PROPRIETARY RIGHTS IN SOFTWARE

         Title to the Licensed Software and Enhancements are reserved to Cimetrix. Fuji Machine acknowledges and agrees that Cimetrix is and shall remain the owner of the Licensed Software and Enhancements thereto. Fuji Machine shall retain all rights to Fuji Applications and Fuji Enhancements. Fuji Machine shall have the right to translate the Licensed Software and Enhancements into Japanese or the language 6f other countries into which the Bundled Products shall be sold; provided that Fuji Machine shall provide Cimetrix with copies of all such translations, and by this Agreement assigns all rights of any kind to such translations to Cimetrix. However, in the event that Cimetrix either gives or resells said translations to any other third party, Cimetrix agrees to either reimburse Fuji Machine for its translation costs or pay Fuji Machine a reasonable fee, whichever is less. Fuji Machine agrees that it will not use, copy, distribute, or transfer the Licensed Software or Enhancements except as permitted by this Agreement.

7.       ADVERTISING AND TRADEMARK USAGE/PROTECTION

         (a) Cimetrix hereby grants, and Fuji Machine hereby accepts, a limited nonexclusive license to use Cimetrix's trademarks, trade names and logos associated with the Licensed Software ("Cimetrix Trademarks") solely for the purpose of marketing and distributing the Licensed Software as part of the Bundled Products in accordance with this Agreement. Title to the Cimetrix Trademarks and any goodwill arising out of Fuji Machine's use of the Cimetrix Trademarks shall remain with and belong to Cimetrix and




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
its licensors. At no time during or after the term of this Agreement shall Fuji Machine challenge or assist others to challenge the Cimetrix Trademarks or the registration thereof or attempt to use or register any trademarks, marks or trade names confusingly similar t', those of Cimetrix.

         (b) Cimetrix agrees that it will not identify Fuji Machine in any of its advertisements or promotional materials until after Fuji Machine has released the first Fuji Machine Product containing the Licensed Software to the SMT marketplace.

         (c) In order to ensure proper use of Cimetrix's trademarks, trade names and/or logos on Bundled Products and in Fuji Machine's advertisements and promotional materials, Fuji Machine agrees to provide Cimetrix with copies of advertisements and promotional materials that refer to the inclusion or availability of the Licensed Software or that include any Cimetrix Trademarks. If Cimetrix identifies any improper usage of its trademarks in its review of such materials, Fuji Machine agrees to make those changes reasonably requested by Cimetrix.

8.       PROPRIETARY RIGHTS INDEMNITY

         (a) Cimetrix represents and warrants that (i) Cimetrix is the sole author of the Licensed Software and has full and exclusive right to grant all licenses and rights granted therein; (ii) that the Licensed Software has not been published under circumstances that have caused loss of copyright therein;
(ii) that the Licensed Software does not infringe any patent, copyright, trade secret or other proprietary right (including trade secrets of any third party); and (iv) no claim, regardless of whether embodied in an action past or present, of infringement of any patent, copyright, trademark or other intellectual property right, has been made or is pending against Cimetrix with respect to the Licensed Software or any enhancements.

         (b) Fuji Machine agrees that Cimetrix has the right to defend, or at its option to settle, any claim, suit or proceeding (collectively, "Claim") brought against Fuji Machine on the issue of infringement of any United States patent, United States copyright or United States trademarks by the Licensed Software. Cimetrix shall have sole control of the defense of the Claim, and Cimetrix agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against Fuji Machine on such Claim. Fuji Machine agrees that Cimetrix at its sole option shall be relieved of the foregoing obligations unless Fuji Machine notifies Cimetrix promptly in writing of such Claim and gives Cimetrix authority to proceed as contemplated herein, and, at Cimetrix's expense, gives Cimetrix proper and full information and assistance to settle and/or defend any such Claim. If the Licensed Software is the subject of any Claim for infringement of another party's copyright, and the distribution or use of the Licensed Software is or may be enjoined, then Cimetrix may: at its option and expense (i) procure for Fuji Machine and its customers the right under such copyright to distribute or use, as appropriate, the Licensed Software or part thereof; (ii) suitably modify the Licensed Software or part thereof; or (iii) if the use of the Licensed Software, or part thereof, is prevented by injunction, terminate this Agreement.

         (c) Notwithstanding the provisions of Paragraph 8(b) above, Cimetrix assumes no liability for (i) any infringement claims with respect to Fuji Machine's portion of the Bundled Products, or (ii) the modification of the Licensed Software by Fuji Machine.




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
         (d) The foregoing provisions of this Section 8 state the entire liability and obligation of Cimetrix and the exclusive remedy of Fuji Machine and its customers, with respect to any alleged infringement of copyrights or other intellectual property rights by the Licensed Software, the Cimetrix Trademarks or any part thereof.

         (e) Fuji Machine shall promptly notify Cimetrix in writing upon its discovery of any unauthorized use or infringement of the Licensed Software or Cimetrix's patent, copyright, trademark or other intellectual property rights with respect thereto. Cimetrix shall have the sole and exclusive right to bring an infringement action or proceeding against a third party and to recover damages therefor, and, in the event that Cimetrix brings such an action or proceeding, Fuji Machine shall cooperate and provide full information and assistance to Cimetrix and its counsel in connection with any such action or proceeding.

9.       FUJI MACHINE'S WARRANTIES AND INDEMNITIES

         Fuji Machine will indemnify Cimetrix for, and hold it harmless from, any loss, expense (including reasonable attorneys' fees), damage or liability arising out of any claim, demand, suit or action against Cimetrix resulting from Fuji Machine's distribution of the Licensed Software or the Bundled Products(subject to Section 8 above), provided that (i) Cimetrix promptly informs Fuji Machine in writing of any such claim, demand or suit, (ii) Fuji Machine is given control over the defense thereof and Cimetrix cooperates in the defense, (iii) Cimetrix will not agree to the settlement of any such claim, demand or suit prior to a final judgment thereon without the consent of Fuji Machine, whose consent will not be unreasonably withheld, and (iv) provided that the claim is not caused by Cimetrix or its products.




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
10.      TERMINATION

         (a) Both parties shall have the right to terminate this Agreement upon thirty (30 days' prior written notice if the other party is in breach of any terms of this Agreement, including without limitation the payment of money, and the breaching party fails to remedy such breach within the thirty (30) day notice period.

         (b) Except as specifically set forth below, upon any termination or expiration of this Agreement all rights granted to Fuji Machine hereunder shall terminate and Fuji Machine shall immediately cease all marketing and distribution of the Licensed Software and, within fifteen (15) days of such termination or expiration, shall (i) return all copies of the Licensed Software, including without limitation master diskettes and user manuals, (ii) permanently remove the Licensed Software from all unsold Bundled Products, (iii) pay to Cimetrix any and all sums due under this Agreement, and (iv) certify to Cimetrix that all of the foregoing has been completed. Any termination or expiration shall not affect any Cimetrix Sublicenses of the Licensed Software previously sublicensed by Fuji Machine or its distributors or dealers in accordance with this Agreement.

         (c) In the event if termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with. the business or goodwill of Cimetrix or Fuji Machine. Termination shall not, however, relieve either party of obligations incurred prior to the termination.




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
         (d)      The provisions of Sections 4, 5, 6, 7, 8, 9, 10, 11, 12, 13,
14 and 15 shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

11.      SOFTWARE ESCROW AGREEMENT

         In the event of a material default of this OEM Agreement by Cimetrix, which default remains uncured for more than thirty (30) days, Cimetrix shall be required to immediately execute a Software Escrow Agreement in the form attached hereto as exhibit B. Cimetrix represents and warrants that it presently maintains, and will continue to maintain at all times, a current version of the source code for each of the Licensed Software products (specifically including, but not limited to, CIMControl and GEM Manager) in a physically secure, off-site location that is updated within ten (10) working days of any new software release. Cimetrix agrees that in the event of a default by Cimetrix of any portion of this paragraph, Fuji Machine may be irreparably harmed and, therefore, shall be entitled to seek preliminary and permanent injunctive relief and specific performance, in addition to any other remedies that it may have by law.

12.      WARRANTY; DISCLAIMER OF WARRANTIES

         (a) Fuji Machine shall be responsible for replacing any faulty diskette or disk provided to the customers of the Bundled Products except for diskettes or disks included in any Licensed Software package obtained directly from Cimetrix and for correcting any faulty reproduction of the Licensed Software by Fuji Machine.

         (b) Any faulty diskette or disk provided by Cimetrix to Fuji (the "Defective Software") shall be returned to Cimetrix for replacement along with appropriate documentation as required. Upon inspection and verification of the Defective Software, Cimetrix shall, at its option, ship a replacement Software copy to Fuji Machine or its Customer at no charge or refund the amount paid by Fuji Machine to Cimetrix for such Defective Software. The foregoing sets forth the entire liability and obligation of Cimetrix and the exclusive remedy of Fuji Machine and its customers with respect to any Defective Software.

13.      NONDISCLOSURE AND RESTRICTED USE

         In the course of performing this Agreement, both parties may. disclose to the other party trade secrets and confidential and proprietary information of the disclosing party ("Confidential Information"). Such Confidential Information includes without




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limitation the terms and conditions of this Agreement, the trade secrets and technology embodied in the Licensed Software and to the extent it is reasonably identified as confidential information, any other technical and/or internal specifications of the disclosing party's products, marketing plans, future products and other business information. All Confidential Information shall remain the sole property of the disclosing party and the receiving party shall have no interest in or right to such Confidential Information except as expressly set forth in this Agreement. Both parties agree that all Confidential Information of the other party shall be held in strict confidence, will not be disseminated or disclosed to any third party and will not be used by the receiving party for any purpose other than performing its obligations under this Agreement without the express written consent of the disclosing party. Both parties agree to use at least the same degree of diligence to protect the other party's Confidential Information as it uses to protect any of its own trade secrets and other confidential information. The provisions of this Section shall not apply to any information or materials which (i) are in the public domain at the time of disclosing to the receiving party or which thereafter enter the public domain through no action or inaction by the receiving party or its employees; (ii) were in the possession of, or known by, the receiving party prior to its receipt from the disclosing party; or (iii) are rightfully disclosed to the receiving party by another person not in violation of the proprietary or other rights of the disclosing party, or any other person or entity.

14.      LIMITATION OF LIABILITY

         THE LIABILITY OF CIMETRIX AND ITS SUPPLIERS ARISING OUT OF THIS AGREEMENT OR RELATED TO ANY CIMETRIX SOFTWARE SHALL NOT




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EXCEED THE AMOUNT PAID BY FUJI MACHINE TO CIMETRIX FOR THE APPLICABLE SOFTWARE
PRODUCT. IN NO EVENT SHALL CIMETRIX OR ITS SUPPLIERS BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES. IN NO EVENT SHALL CIMETRIX OR ITS SUPPLIERS BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, AND WHETHER OR NOT CIMETRIX HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED OR EXCLUSIVE REMEDY.

15.      GENERAL

         (a) In the event of disputes between the parties that they are unable to resolve through discussion, they may file suit in the federal or state courts of Utah. The rights and obligations of the parties under this Agreement shall be governed by and construed under the laws of the State of Utah, without reference to conflict of laws principles. The federal and state courts within the State of Utah shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. Fuji Machine hereby expressly consents to (i) the personal jurisdiction of these federal and state courts within Utah and (ii) service of process being effected upon it by certified mail sent to the address set forth in Paragraph 15(d) below. In the event of any such litigation, the prevailing party shall be entitled to recover its costs and reasonable attorneys fees, including such costs and fees on appeal.




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
         (b) This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement or the Exhibits attached hereto, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by both parties.

         (c) No delay, omission, or failure to exercise any right or remedy provided for in this Agreement shall be deemed to be a waiver of the event giving rise to such remedy, but every such right or remedy may be exercised, from time to time, as may be deemed expedient; by the party exercising such right or remedy.

         (d) Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, or a nationally recognized one-day express courier service addressed as follows:

                           To Cimetrix:

                           Paul A. Bilzerian
                           President
                           Cimetrix Incorporated
                           2222 South 950 East
                           Provo, UT 84606

                           Tel: 801/344-7000
                           Fax: 801/344-7077


                           To Fuji Machine:

                           Koichi Asai
                           Managing Director
                           Research and Development
                           Fuji Machine Mfg. Co., LTD.
                           19 Chausuyama, Yamamachi
                           Chiryu, Aichi Pref.472,
                           Japan




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
                           Tel: (0566) 81-2111
                           Fax: (0566) 84-1010

In addition the parties shall send a separate copy of each and every notice by facsimile to the foregoing fax numbers:

         (e) Nonperformance of either party, except for the making of payments, shall be excused to the extent that performance is rendered impossible by strike, fire, flood, earthquakes, governmental acts or orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

         (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         (g) The relationship of Cimetrix and Fuji Machine established by this Agreement is that of independent contractors and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow Fuji Machine to create or assume any obligation on behalf of Cimetrix for any purpose whatsoever. All financial obligations associated with Fuji Machine's business are the sole responsibility of Fuji Machine. All sales and other agreements between Fuji Machine and its customers




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
are Fuji Machine's exclusive responsibility and shall have no effect on Fuji Machine's obligations under this Agreement.

         (h) The parties shall each be solely responsible for, and shall indemnify and hold the other party free and harmless from any and all claims, damages or lawsuits (including such other party's attorneys' fees) arising or alleged to arise out of the acts of the indemnifying party, its employees or its agents.

16.      ASSIGNMENT

         Fuji Machine shall not transfer or assign its rights or obligations under this Agreement without the prior written consent of Cimetrix. Cimetrix shall be entitled to assign this agreement, provided, however, that Cimetrix shall not be relieved of any of its obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


CIMETRIX INCORPORATED


By:
   -------------------------------------
   Paul A. Bilzerian, President


FUJI MACHINE MFG. CO., LTD.



By:
   -------------------------------------
   Koichi Asai, Managing Director
   Research and Development




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




                                    EXHIBIT A


Description of Fuji Machine Products

[here insert description, model numbers, etc., of each Fuji Machine Product into which the Licensed Software will be bundled]

                                    EXHIBIT B


                           SOFTWARE ESCROW AGREEMENT

         This Software Escrow Agreement (hereinafter, this "Escrow Agreement") is made and entered into as of this ____ day of __________, 199__ (hereinafter, the "Effective Date") by and between Cimetrix Incorporated, a Nevada corporation, with its principal offices at 2222 South 950 East, Provo, Utah 84606 (hereinafter "Cimetrix") and Fuji Machine Mfg. Co., Ltd., a Japanese corporation, with its principal offices at 19 Chausuyama, Yamachi, Chiryu, Aichi Pref. 472, Japan (hereinafter "Fuji Machines").

                                    RECITALS

         A. Cimetrix and Fuji Machine have previously entered into an OEM Agreement with respect to the purchase, sale and distribution of certain software products owned by Cimetrix, more particularly described in the OEM Agreement as the Licensed Software.

         Now, therefore, in consideration of the promises contained in this Agreement, the parties agree as follows:

         1.      Deposits In Escrow

                 (a) Within thirty (30) days after the Effective Date of this Software Escrow Agreement, Cimetrix will deposit with Escrow Agent all machine processable and printed materials, data and information constituting the Source Listings and any documentation for the Licensed Software as installed pursuant to the OEM Agreement (all of the foregoing hereinafter referred to as the "Material") which shall include, but not be limited to, all existing user manuals, control procedures, record layouts for all files and program listings-source codes. Cimetrix shall send written confirmation to Fuji Machine that said deposit has been made. Cimetrix hereby represents and warrants that it is the sole owner of all right, title, and interest in the Material.

                 (b) In the event of any improvement of modification made to the Source Listings by or on behalf of Cimetrix, Cimetrix shall within one hundred twenty (120) days after such improvement or modification is released to the general public, deposit with Escrow Agent a complete revision of the Material encompassing all such improvements and/or modifications. It is understood that this deposit requirement does not require Cimetrix to make any improvements or modification it is not otherwise obligated to make. At such time as such additional information or documentation is deposited with Escrow Agent, Cimetrix will give written notices of such deposits to Fuji Machine. Copies of the revised Material and the Material prior to revision shall be maintained in escrow as provided hereunder.

         2.      Access To Escrowed Material In The Event Of Default

                 (a) Fuji Machine shall give written notice to Escrow Agent and Cimetrix of the occurrence of a material default by Cimetrix in the performance of its obligations under the OEM Agreement to maintain or support the operability and standards of the Licensed Software. Such notice shall specify with particularity the nature of such default.

                 (b) Unless within fifteen (15) days after receipt by Escrow Agent and Cimetrix of the notice referred to in Section 2(a) above, Cimetrix shall file with Escrow Agent its affidavit executed by a person believed by the Escrow Agent to a responsible executive officer of Cimetrix that no event referred to in Section 2(a) above has occurred, or that such event has been cured, Escrow Agent shall thereupon on the sixteenth (16) day deliver to Fuji Machine in accordance with Fuji Machine's instructions the entire Material. Escrow Agent shall notify Cimetrix within five (5) days after receipt of Fuji Machine's notice pursuant to Section 2(a).

                 (c) In the event Cimetrix files an affidavit referred to in Section 2(b) above disputing the fact that an event of default specified in
Section 2(a) has occurred, then Escrow Agent shall not deliver the Material either to Fuji Machine or Cimetrix until directed to do so by Fuji Machine and Cimetrix jointly, or until Escrow Agent is ordered to do so by a court of competent jurisdiction.

         3.      Use of Escrowed Material.

         Fuji Machine and Cimetrix agree that Fuji Machine's right to use the Material after delivery pursuant to the terms thereof shall be limited solely to the maintenance and support of the operability and standards of the Licensed Software as described in the OEM Agreement and that no other rights to or interest in the Material or Source Listings shall be transferred to Fuji Machine hereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

CIMETRIX INCORPORATED:

By_______________________

FUJI MACHINE MFG. CO., LTD.:

By________________________